Exhibit 24(b)(11)


INDEPENDENT AUDITORS' CONSENT

Oppenheimer International Bond Fund:

We  hereby  consent  to the  use  in  this  Post-Effective  Amendment  No.  2 to
Registration Statement No. 33-58383 of our report dated October 21, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/Deloitte & Touche LLP
--------------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
January 9, 1997